UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2020

CrossAmerica Partners LP

(Exact name of registrant as specified in its charter)

Delaware	001-35711	45-4165414
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Hamilton Street, Suite 500 Allentown, PA	18101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 625-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units	CAPL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of CFO

On November 2, 2020, the Board of Directors (the “Board”) of CrossAmerica GP LLC, the general partner (the “General Partner”) of CrossAmerica Partners LP, a publicly traded Delaware limited partnership (“CrossAmerica” or the “Partnership”), appointed Eric Javidi as Chief Financial Officer of the Partnership, effective as of November 5, 2020. Mr. Javidi will succeed Jon Benfield, who currently serves as the Partnership’s Interim Chief Financial Officer. Mr. Benfield will continue with the General Partner as its Chief Accounting Officer. Mr. Javidi will be the Principal Financial Officer and Mr. Benfield will be the Principal Accounting Officer of CrossAmerica, effective as of the time of the appointment of Mr. Javidi as Chief Financial Officer.

Mr. Javidi, age 41, was the President and CEO of Southcross Holdings GP, LLC, the general partner of Southcross Holdings LP, from June 2019 to July 2020. Southcross Holdings was a privately owned energy infrastructure company focused on natural gas gathering, treating, processing and transportation services.  Prior to April 1, 2019, Southcross Holdings controlled the general partner of Southcross Energy Partners, L.P., a publicly traded Delaware limited partnership, which filed for a pre-arranged bankruptcy on such date. Starting June 2019, part of Mr. Javidi’s role at Southcross Holdings was to determine the strategic direction of Southcross Holdings, such as representing Southcross Holdings’ interests in the separation from Southcross Energy Partners, L.P. Mr. Javidi ultimately executed on the divestiture of all assets and extinguishment of all liabilities of Southcross Holdings. Mr. Javidi led the dissolution and termination of Southcross Holdings, which was effective July 1, 2020. From April 2015 to March 2019, Mr. Javidi was a Managing Director at Kayne Anderson Capital Advisors, L.P., where he focused primarily on private and public equity investments in the energy infrastructure space. Prior to Kayne Anderson, Mr. Javidi worked as an investment banker in various capacities at UBS, Barclays and Lehman Brothers, most recently as an Executive Director in UBS’ energy investment banking group. As an investment banker, Mr. Javidi focused on mergers and acquisitions activity and capital markets activity in the energy infrastructure space. From August 2020 to October 2020, Mr. Javidi was a private investor and consultant, providing strategic and financial consulting services for private equity portfolio companies. Mr. Javidi holds a bachelor’s degree with majors in Economics and Psychology from the University of California, Davis and a Master of Business Administration from Duke University, with emphases in Finance & Accounting as well as Financial Analysis.

Mr. Javidi’s annual base salary will be $300,000, he will be eligible to participate in the Partnership’s annual performance-based incentive program and receive standard executive officer benefits. Further, effective November 5, 2020, he will be granted incentive awards as outlined below.

2020 CEO and CFO Incentive Grant

With a grant date of November 9, 2020, the Board approved the following incentive awards for the General Partner’s President and Chief Executive Officer and its Chief Financial Officer, respectively. The incentive awards consist of a time based grant of Phantom Units with associated Distribution Equivalent Rights (“DERs”) and Performance-Based Awards (see below) that entitle the recipient to receive common units (“Units”) representing limited partner interests in the Partnership subject to the terms and conditions set forth below. Phantom Units are notional units representing the right to receive Units subject to vesting conditions.

The aggregate number of Phantom Units granted and the Initial Dollar Target Value (see below) of the Performance Based Awards represent 125% and 75%, respectively, of the value of the annual base salary of the CEO and the CFO, respectively and the awards are allocated 40% to the time based awards (Phantom Units) and 60% for the Performance Based Awards.

	Number of Phantom Units	Performance Based Award (Initial Dollar Target Amount)
CEO	16,915	$375,000
CFO	6,090	$135,000

Phantom Units:Of the total number of Phantom Units granted, 50% will vest ratably over three years, until December 31, 2023, and 50% will vest upon death or disability, or retirement, as long as such retirement is not adverse to the interests of the Partnership, as determined by the Board in its sole discretion.

Performance Based Awards: The Performance Based Awards vest on December 31, 2023 and will convert into Common Units or cash, or both, in the discretion of the Board, based on attainment of the Performance Goals set forth below. The Performance Based Awards are weighted 65% for Increase of Funds Flow from Operations per Unit (see below) and 35% for Partnership Leverage (see below), with a performance period from January 1, 2021 to December 31, 2023 (“Measurement Period”) and the reference period ending on December 31, 2020.

“Funds Flow From Operations Per Unit” is defined as distributable cash flow per Unit, excluding maintenance capital expenditures or any other such capital expenditures typically included in calculating distributable cash flow.

“Partnership Leverage” is defined as the ratio of the Partnership’s total debt as of a specified date (as determined in accordance with the Partnership’s GAAP financial statements) divided by EBITDA for the twelve month period prior to such specified date. In case of acquisitions, EBITDA will be calculated on a pro forma basis for such acquisitions, providing that the debt incurred for such acquisitions is reflected in the total debt amount.

Distributable cash flow per Unit and EBITDA are calculated consistent with the Partnership’s financial information filed with the Securities and Exchange Commission.

Increase in Funds Flow from Operations per Unit

The target value with respect to Increase in Funds Flow from Operations per Unit is determined as follows.  First, the average Funds Flow from Operations per Unit will be calculated for the Measurement Period. Next, that number will be divided by the Funds Flow from Operations per Unit for the twelve month period ending on December 31, 2020 as the reference period. The payout percentage for Increase in Funds Flow from Operations per Unit will range from 0-200% of 65% of the Initial Dollar Target Amount.

Partnership Leverage

The target value associated with Partnership Leverage is determined as follows.  First, Partnership Leverage will be calculated for each of the respective twelve month periods ending on December 31, 2021, December 31, 2022, and December 31, 2023.  Next, “Average Partnership Leverage” will be calculated as the sum of three times the Leverage for the year ending December 31, 2023, plus two times the Leverage for the year ending December 31, 2022, plus the Leverage for the year ending December 31, 2021, divided by six (i.e., Average Partnership Leverage will be a weighted average with greater emphasis given to the latter years in the Measurement Period).  The payout percentage for Partnership Leverage will range from 0-200% of 35% of the Initial Dollar Target Amount.

Termination of Executive Income Continuity Plan

Effective as of November 5, 2020, the Board resolved to terminate the Partnership’s Executive Income Continuity Plan (“EICP”) dated May 28, 2014, as amended September 14, 2016. Under the EICP, all persons who are designated as executive officers of the General Partner by resolution of the Board and any persons who provide management services to the Partnership and are designated as EICP participants by the Board are plan participants (each, a “Participant”). The Board may at any time terminate the EICP pending the consent of all persons who were Participants as of the date of a Change in Control (as defined in the EICP). A Change in Control occurred on November 20, 2019 and the Partnership has received all Participant consents required under the EICP. Notwithstanding the termination of the EICP, Jon Benfield will remain entitled to the benefits (including cash severance, benefits continuation and equity award vesting) to which he would have become entitled under the EICP upon a qualifying termination of employment under the terms of the EICP as in effect prior to its termination.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CrossAmerica Partners LP
By:	CrossAmerica GP LLC
its general partner

By:	/s/ Keenan D. Lynch
	Name:	Keenan D. Lynch
	Title:	General Counsel and Corporate Secretary

Dated: November 4, 2020